UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01 — Regulation FD Disclosure.

RigNet, Inc. (the Company) is furnishing this Form 8-K to recast selected financial data for the 2014 and 2013 quarterly periods to reflect a change in segment reporting. As previously disclosed in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014, the company, as part of its continuous review of its business and in connection with the acquisition of Inmarsat’s Enterprise Energy business unit in January of 2014, evaluated its current core assets and operations, and organized them into segments. Accordingly, the Company now considers its business to consist of three reportable segments: Eastern Hemisphere, Western Hemisphere and Telecoms Systems Integration (TSI). Selected financial data for the 2014 and 2013 quarterly periods, recast to conform to the Company’s new reportable segments, is furnished as Exhibit 99.1 to this form 8-K.

The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect the Company’s reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods. The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with historical financial data that is presented on a basis consistent with the Company’s current reportable segments. Beginning with the quarter ending March 31, 2014, as reflected in the Company’s quarterly report on Form 10-Q for that period, the Company’s financial statements reflect the new reporting structure with prior periods recast accordingly.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Recast Segment Selected financial data for the 2014 and 2013 quarterly periods

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer (Principal Financial & Accounting Officer)

Date: May 28, 2014

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